                                                                    Exhibit 4.8

                                PROMISSORY NOTE
                                ---------------

U.S. $10,000,000.00                      Dated: September 30, 1997

     FOR VALUE RECEIVED, the undersigned WESTERN MICRO TECHNOLOGY, INC., a Delaware Corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of IBM CREDIT CORPORATION (the "Holder"), for the Acquisition Loan as such term is defined in Amendment # 4 to the IWCF the principal amount of TEN MILLION DOLLARS ($10,000,000.00) in four installments on the last day of March and September, commencing March 31, 1998 and ending on September 30, 1999, in the respective amounts set forth below opposite the scheduled date for such principal payment:

     Amount of Principal
         Installment            Due Date
     -------------------        --------
        $2,500,000.00           March 31, 1998
        $2,500,000.00           September 30, 1998
        $3,000,000.00           March 31, 1999
        $2,000,000.00           September 30, 1999

     In addition to payment of the principal, the Borrower shall pay interest on the principal amount hereof from time to time outstanding from the date thereof until such principal amount is paid in full. Interest is payable monthly in arrears, on the last day of each month during the term hereof and on the final day when such principal amount becomes due. Interest is payable at the Prime Rate (as such term is defined below) plus two percent (2%) per annum.

     When used herein, Prime Rate shall mean, as of the date of determination the average of the rates of interest announced by Citibank N.A., Chase Manhattan Bank and Bank of America National Trust & Savings Association as their prime or base rate, as of the last Business Day of the calendar month immediately preceding the date of determination, whether or not such announced rates are the actual rates charged by such banking institutions to their most credit-worthy borrowers.

     The term "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

                                   ARTICLE I
                                   ---------

                               TERMS OF PAYMENT
                               ----------------

     SECTION 1.01  Prepayments.  (a) The Borrower may, upon at least five
                   -----------
Business Days' notice to the Holder stating the proposed date and principal amount of the prepayment, prepay this Note in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that
                                                               --------
each partial prepayment shall be in a principal amount not less than $100,000 and shall be applied to the principal installments of this Note in the inverse order of their maturities.

     (b) In the event of any public offering or private placement of additional shares of Borrower (but excluding the private placement of Series A preferred stock offered in connection with the Star Acquisition), all payments under this Promissory Note accelerate and any remaining principal and outstanding interest is immediately due and payable.

     SECTION 1.02  Payments and Computations.  The Borrower shall make each
                   -------------------------
payment under this Promissory Note not later than 2:00 P.M. (New York City time) on the day when due in U.S. dollars to the Holder at its address referred to in
Section 6.02 .

     (a) All computations of interest shall be made by the Holder on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     (b) Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

     (c) If all or a portion of the principal amount of this Note shall not be paid when due (whether at stated maturity, by acceleration or otherwise), the unpaid amount thereof shall accrue a late charge (the "Late Charge") in lieu of the regular interest as set forth above. Such Late Charge shall be computed from and including the date such amount was due and payable and including the date IBM Credit receives payment thereof. The Late Charge shall accrue at a per annum rate equal to the lesser of (i) the Prime Rate plus 6-1/2% or (ii) the highest rate from time to time permitted by applicable law.

                                   ARTICLE II
                                   ----------

                                   CONDITIONS
                                   ----------

     SECTION 2.01  Conditions Precedent to Effective Date.  The
                   --------------------------------------
effectiveness of this Note is subject to the conditions precedent that

     (a) The representations and warranties contained in Section 3.01 of this Note and in Section 6 of the Inventory and Working Capital Financing Agreement between Borrower and Holder dated December 31, 1996, as amended (the "IWCF") are correct on and as of the date hereof, as though made on and as of such date; and

     (b) No event has occurred and is continuing which constitutes an Event of Default (as defined in Section 5 of this Note, or Section 9 of the IWCF) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and (c) the Holder shall have received such other approvals, opinions or documents as the Holder may reasonably request; and

     (c) Borrower has consummated the Star Acquisition and will use the funds designated as the Acquisition Loan solely for such acquisition.

                                  ARTICLE III
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     SECTION 3.01  Representations and Warranties of the Borrower.  The Borrower
                   ----------------------------------------------
represents and warrants as follows:

     (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The execution, delivery and performance by the Borrower of this Note have been duly authorized by all necessary corporate action, and do not contravene any applicable statute, law or regulation or any order of ruling of any court or governmental entity.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note.

     (d) This Note is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     (e) There is no pending or threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or which purports to affect the legality, validity or enforceability of this Note.

     (f) No information, exhibit or report furnished by the Borrower to the Holder in connection with the negotiation of this Note or pursuant to the terms of this Note contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                                   ----------

                           COVENANTS OF THE BORROWER
                           -------------------------

     SECTION 4.01.  Affirmative Covenants.  So long as any amount under this
                    ---------------------
Note shall remain unpaid, the Borrower will, unless the Holder shall otherwise consent in writing:

     (a) Preservation of Existence, Etc.  Preserve and maintain its lawful
         ------------------------------
existence as a corporation and, to the extent necessary for the operation of its business, preserve and maintain its rights, licenses, permits and franchises.

     (b) Compliance with Laws, Etc.  Comply in all material respects with all
         -------------------------
applicable laws, rules, regulations and orders, and such compliance shall include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

     (c) Reporting Requirements.  Furnish to the Holder:
         ----------------------

          (i) Financial Statements in accordance with and as such term is defined in the IWCF, and as soon as possible and in any event within five days after the occurrence of each Event of Default (as defined in Section
     5.01 herein) and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

          (ii) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower, which could materially adversely affect the financial condition, properties or operations of the Borrower;

          (iii) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Holder may from time to time reasonably request.

     SECTION 4.02.  Negative Covenants.  So long as any amount under this Note
                    ------------------
shall remain unpaid, the Borrower will not, without the written consent of the Holder.

     (a)  Liens, Etc.  Create or suffer to exist any lien, security interest or
          ----------
other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to the Collateral (as defined in the IWCF), whether now owned or hereafter acquired, or assign any right to receive income arising from the Collateral, in each case to secure any debt of any person or entity, other than Permitted Liens as defined in Section 1 of the IWCF.

     (b)  Debt.  Create or suffer to exist, any debt other than Permitted
          ----
Indebtedness as defined in Section 1 of the IWCF.

                                   ARTICLE V
                                   ---------

                               EVENTS OF DEFAULT
                               -----------------

     SECTION 5.01.  Events of Default.  If any of the following events ("Events
                    -----------------
of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay any installment of principal of, or interest on, this Note within 5 days after such principal or interest shall become due; or

     (b) Any representation or warranty made by the Borrower under or in connection with this Note shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Note, unless such term, covenant or agreement has been waived in writing by Holder.

     (d) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection; or

     (e) An aggregate of any and all judgments or orders for the payment of money in excess of $100,000 shall be rendered against the Borrower and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (f) Any material provision of the IWCF shall for any reason cease to be valid and binding on the Borrower; or

     (g) The IWCF shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority security interest in any of the collateral purported to be covered thereby; provided, however,
                                                          --------  -------
that, as provided in Section 4.02 of this Note, the Holder shall (i) allow the creation of first priority purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; and (ii) allow other Permitted Liens; or

     (h) The Borrower defaults in any material respect under the IWCF; or

     (i) There shall occur any material adverse change in the business condition (financial or otherwise), operations, organization (except for the anticipated Star Acquisition and any other organization change agreed to in writing by Holder) performance, properties or prospects of the Borrower; or

     (j) The dissolution of the Borrower;

     Then in any such event, the Holder may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code, this Note, all such interest and all such amount shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     SECTION 6.01.  Amendments, Etc.  No amendment or waiver of any provision of
                    ---------------
this Note, nor consent to any departure by the Borrower here from, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6.02.  Notices, Etc.  All notices and other communications provided
                    ------------
for hereunder shall be in writing and shall be mailed or delivered by hand or by Federal Express or other reputable overnight courier, if to the Borrower, at its address at 245 East Hacienda Avenue, Campbell, CA 95008 to the Attention of:
Chief Financial Officer and if to the Holder, at its address at 5000 Executive Parkway, Suite 450, San Ramon, CA 94583, to the Attention of: Remarketer Financing Center Manager or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective (i) if mailed, upon receipt or five days after mailing, whichever is earlier, or (ii) if delivered, upon delivery.

     SECTION 6.03.  No Waiver; Remedies.  No failure on the part of the Holder
                    -------------------
to exercise, and no delay in exercising, any right under this Note or under the IWCF shall operate as a waiver thereof; nor shall any single or partial exercise of any such right prelude any other or further exercise thereof of the exercise of any other right. The remedies provided in this Note and the IWCF are cumulative and not exclusive of any remedies provided by law.

     SECTION 6.04.  Accounting Terms.  All accounting terms not specifically
                    ----------------
defined herein shall be construed in accordance with generally accepted accounting principles, unless otherwise indicated herein, consistent with those applied in the preparation of the financial information referred to in Section 3.01(f).

     SECTION 6.05.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
                    -------------------------
demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Note, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6.05.

     SECTION 6.06.  Right to Set-off.  Upon the occurrence and during the
                    ----------------
continuance of any Event of Default the Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all payments (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Holder to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Note or the IWCF, whether or not the Holder shall have made any demand under this Note or the IWCF and although such obligations may be unmatured. The Holder agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holder may have.

     SECTION 6.07.  Binding Effect.  This Note shall be binding upon and inure
                    --------------
to the benefit of the Borrower and the Holder and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Holder.

     SECTION 6.08.  Severability.  Any provision of this Note which is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 6.09.  Submission to Jurisdiction; Waivers.  TO INDUCE HOLDER TO
                    -----------------------------------
ACCEPT THIS NOTE, THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (a) SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE AND ANY OTHER AGREEMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND ANY FEDERAL DISTRICT COURT IN THE STATE OF NEW YORK AND ALL APPELLATE COURTS THEREFROM.

     (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

     (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTIVE BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN THIS NOTE OR AT SUCH OTHER ADDRESS OF WHICH HOLDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.

     (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OR PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     (e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     SECTION 6.10.  Waiver of Jury Trial.  THE BORROWER HEREBY, AND HOLDER BY
                    --------------------
ITS ACCEPTANCE OF THIS NOTE, IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH THE BORROWER AND HOLDER ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

     SECTION 6.11. This Note is secured by the "Collateral" as provided in the IWCF. Reference is hereby made to the IWCF for a description of the assets in which a security interest has been granted, the nature and extent of the security, the term and conditions upon which the security interest was granted and the rights of the holder of this
Note in respect thereof.

     SECTION 6.12.  Evidence of the Obligation.  This Note is not intended to
                    --------------------------
effect a novation or compromise of the obligations of the Borrower (or any other Person) pursuant to the IWCF. The IWCF remains in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the Borrower has executed this Note, as of the date first above written.

                                      For:

                                      WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation


                                      By:     /s/ James W. Dorst
                                          --------------------------------------

                                      Name:     James W. Dorst
                                            ------------------------------------

                                      Title:         CFO
                                             -----------------------------------